UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  January 30, 2012

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CAMAC ENERGY INC.
(Exact name of registrant as specified in its charter)

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Delaware
(State or other jurisdiction of incorporation)

001-34525	30-0349798
(Commission File Number)	(IRS Employer Identification Number)

1330 Post Oak Blvd., Suite 2575, Houston, Texas - 77056
(Address of principal executive offices)

(713) 797-2940
(Registrant’s telephone number, including area code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02      Termination of a Material Definitive Agreement.

As previously reported, on December 30, 2011, CAMAC Energy Inc. (“CAMAC Energy” or the “Company”) entered into a Deed of Warranty and Implementation Agreement (the “Agreement”) with  certain major shareholders (the “Principal Shareholders”) of Avana Petroleum Limited, a private Isle of Man company (“Avana”), relating to the purchase of one hundred percent of the issued share capital of Avana for a total purchase price of up to US$15 million, payable in shares of the Company’s common stock.  On January 30, 2012, the Company formally notified the Principal Shareholders of its intention not to proceed with the Agreement due to the fact that certain obligations and conditions to completion were not fulfilled by the required deadlines.  The Company does not believe it will incur any material liability as a result of its withdrawal from the Agreement.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  February 3, 2012

CAMAC Energy Inc.

By:	/s/ Edward G. Caminos
Edward G. Caminos
Chief Financial Officer